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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

        We consent to the use of our audit report dated January 26, 1996 on the consolidated financial statements of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period then ended, and all related schedules, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus included in this Registration Statement.


                                        KPMG PEAT MARWICK LLP


Houston, Texas
June 27, 1996